EXHIBIT 10.33

               CONVERSION ELECTION LETTER DATED NOVEMBER 13, 2006
                             FROM MICHAEL A. BOWDEN






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                               Michael A. Bowden
                                2945 Yates Street
                             Denver, Colorado 80212




November 13, 2006


China Wireless Communications, Inc.
Attn:  Board of Directors
1746 Cole Boulevard, Suite 225
Golden, Colorado 80401

Subject:  Election to Convert Note to Michael Bowden

Dear Members of the Board:

At this  time,  I would  like  to  request  conversion  of my  Convertible  Note
Subscription Agreement (#4), dated as of August 1, 2005, in the amount of $10,000.00 plus interest due December 31, 2006 to common stock of China Wireless Communications, Inc. according to the terms of the Note.

Sincerely,


/s/ MICHAEL A. BOWDEN